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                                                                    EXHIBIT 99.2

                                    FORM OF
                            VISION TWENTY-ONE, INC.


                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                       , 2000


       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned stockholder of Vision Twenty-One, Inc. hereby appoints , and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special
Meeting of Stockholders of Vision Twenty-One, Inc. to be held at      a.m.,
local time, on       , 2000 at          , or any adjournment or postponement
thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.


     1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND PLAN OF
REORGANIZATION AMONG OPTICARE HEALTH SYSTEMS, INC., VISION TWENTY-ONE, INC. AND OC ACQUISITION CORP.


                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


     2. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING


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  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



                                        DATED:                     , 2000



                                        ---------------------------------------
                                        SIGNATURE(S) OF STOCKHOLDERS(S)


                                        Please date and sign exactly as your
                                        name appears on the envelope in which
                                        this material as mailed. If shares are
                                        held jointly, each stockholder should
                                        sign. Executors, administrators,
                                        trustees, etc. should use full title
                                        and, if more than one, all should sign.
                                        If the stockholder is a corporation,
                                        please sign full corporate name by an
                                        authorized officer. If the stockholder
                                        is a partnership, please sign full
                                        partnership name by an authorized
                                        person.